AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger (this "Agreement"), dated as of February 11, 2000, is entered into by and among Paramount Financial Corporation, a Delaware corporation ("Parent"), 5B Technologies Corporation, a Delaware corporation and a direct, wholly-owned subsidiary of Parent ("Holdco"), and Paramount Merger Corporation, a Delaware corporation and a direct, wholly-owned subsidiary of Holdco ("Merger Sub").

         WHEREAS, Parent has an authorized capitalization consisting of (i) 17,500,000 shares of common stock, par value $0.04 per share ("Parent Common Stock"), of which 2,160,004 shares are issued and outstanding as of the date hereof, and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding as of the date hereof;

         WHEREAS, Holdco has an authorized capitalization consisting of (i) 17,500,000 shares of common stock, par value $0.04 per share ("Holdco Common Stock"), of which 10 shares are issued and outstanding as of the date hereof and are owned by Parent; and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding as of the date hereof;

         WHEREAS, Merger Sub has an authorized capitalization consisting of 1,000 shares of common stock, par value $0.01 per share ("Merger Sub Common Stock"), of which 10 shares are issued and outstanding as of the date hereof and are owned by Holdco;

         WHEREAS, the Board of Directors of Parent has determined it to be in the best interests of Parent to effect a change in corporate structure whereby Parent will become the wholly-owned subsidiary of Holdco;

         WHEREAS, the Board of Directors of Parent has determined that the stockholders of Parent will not recognize gain or loss for United States federal income tax purposes as a result of the Merger (as defined herein);

         WHEREAS, it is intended that the foregoing structure be effected without a vote of Parent's stockholders pursuant to and in accordance with
Section 251(g) of the Delaware General Corporation Law ("DGCL"); and

         WHEREAS, the Board of Directors of each of Parent, Holdco and Merger Sub have heretofore approved and declared the advisability of this Agreement and the Merger (as defined herein) in accordance with DGCL and upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE 1

                                   THE MERGER

Section 1The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2) and in accordance with the DGCL, Merger Sub shall be merged with and into Parent (the "Merger"). Following the Merger, the separate existence of Merger Sub shall cease and Parent shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

     Section 1.2 Effective Time. The Merger shall become effective at the time of filing of a certified copy of this Agreement with the Secretary of State of the State of Delaware as required by the DGCL (the "Effective Time").

     Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

                                   ARTICLE 2

                         CONVERSION OF CAPITAL STOCK OF
                          THE CONSTITUENT CORPORATIONS

     Section 2.1 As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Parent Common Stock or any shares of Merger Sub Common Stock:

          2.1.1 Conversion of Merger Sub Common Stock. Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into one (1) fully paid and non-assessable share of Common Stock, par value $0.04 per share, of the Surviving Corporation.

          2.1.2 Conversion of Parent Treasury Stock. Each share of Parent Common Stock that is owned by Parent or any of its subsidiaries immediately prior to the Effective Time of the Merger shall be converted into one (1) share of Holdco Common Stock. As of the Effective Time, all such shares of Parent Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist.

          2.1.3 Conversion and Exchange of Parent Common Stock.

          (a) Each share of Parent Common Stock issued and outstanding immediately prior to the Effective Time of the Merger (other than shares referred to in Section 2.1.2 hereof) shall be converted into the right to receive one (1) fully paid and nonassessable share of Holdco Common Stock. As of the Effective Time of the Merger, all such shares of Parent Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist. As of the Effective Time of the Merger, each certificate theretofore representing such shares of Parent Common Stock, without any action on the part of Holdco, Parent or the holder hereof, shall be converted into the right to receive a number of shares of Holdco Common Stock equivalent to that number of shares of Parent Common Stock formerly represented by such certificate and shall cease to represent any rights in any shares of Parent Common Stock.

          (b) Promptly after the Effective Time, Parent shall cause Chase Mellon Shareholder Services (the "Exchange Agent") to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Parent Common Stock (the "Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and shall be in customary form), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Holdco Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other documents as may be required pursuant to such instructions, the holder of such Certificates shall be entitled to receive in exchange therefor a certificate representing that number of shares of Holdco Common Stock which such holder, pursuant to the Merger, has the right to receive in respect of the shares of Parent Common Stock formerly represented by such Certificate (after taking into account all shares of Parent Common Stock then held by such holder), and the Certificate so surrendered shall be canceled. In the event of a transfer of ownership of shares of Parent Common Stock which is not registered in the transfer records of the Parent, a certificate representing the proper number of shares of Holdco Common Stock may be issued to a transferee if the Certificate representing such shares of Parent Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this
     Section 2.1.3(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon such surrender, a certificate representing that number of shares of Holdco Common Stock, which such holder, pursuant to the Merger, has the right to receive in respect of the shares of Parent Common Stock formerly represented by such Certificate.

     Section 2.2 Exchange Ratio for Parent Options and Parent Warrants.

     (a) Prior to the Effective Time, Parent and Holdco shall take all requisite action so that, as of the Effective Time, each outstanding option or warrant to acquire Parent Common Stock (and each other right to receive shares of Parent Common Stock), in each case outstanding immediately prior to the Effective Time, shall represent an option or warrant (or other right), as the case may be, to purchase shares of Holdco Common Stock, as provided below. Prior to the Effective Time, Parent and Holdco shall take all requisite action so that, following the Effective Time, each such Parent option shall continue to have, and shall be subject to, the same terms and conditions set forth in the applicable Parent stock option plan pursuant to which such Parent option was granted, and each such Parent warrant (or other such right) shall continue to have, and shall be subject to, the same terms and conditions set forth in the respective warrant agreement (or such other agreement or instrument), in each case as in effect immediately prior to the Effective Time, except that each such Parent option or Parent warrant (or other right) shall be exercisable for a number of shares of Holdco Common Stock equal to the number of shares of Parent Common Stock for which such Parent option or Parent warrant (or other right) was exercisable immediately prior to the Effective Time.

     (b) As of the Effective Time, Holdco shall enter into an assumption agreement with respect to each such Parent option and each such Parent warrant (or other right) which, in the case of any Parent option, Parent warrant or other right, shall provide for Holdco's assumption of the obligations of Parent under the relevant Parent stock option plan (and any related agreement pursuant to which options, warrants or other rights may have been granted). Prior to the Effective Time, Parent shall make such amendments, if any, to its stock option plans as shall be necessary to permit such assumption in accordance with this
Section 2.2(b).

     (c) It is the intention of the parties that, to the extent that any Parent option constitutes an "incentive stock option" (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) immediately prior to the Effective Time, such Parent option shall continue from and after the Effective Time to qualify as an incentive stock option to the maximum extent permitted by Section 422 of the Code, and that the assumption of the Parent option provided by this Section 2.2 shall satisfy the conditions of Section 424(a) of the Code.

                                    ARTICLE 3

                            THE SURVIVING CORPORATION

     Section 3.1 Certificate of Incorporation. At the Effective Time, the certificate of incorporation of Parent, as in effect immediately prior to the Effective Time of the Merger, shall be amended so as to read in its entirety in the form annexed as Exhibit A hereto and such amended certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation.

     Section 3.2 By-Laws. The by-laws of Parent, as in effect immediately prior to the Effective Time shall become, from and after the Effective Time, the by-laws of the Surviving Corporation, until thereafter altered, amended or repealed as provided therein and in accordance with applicable law.

     Section 3.3 Directors. The directors of Parent in office immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

     Section 3.4 Officers. The officers of Parent in office immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

                                   ARTICLE 4

                                   COVENANTS

     Section 4.1 Compliance with Section 251(g) of the DGCL. Holdco shall take any and all actions required so that the requirements of Sections 251(g)(4) and 251(g)(6) of the DGCL are fully satisfied in connection with the Merger.

                                   ARTICLE 5

                              CONDITIONS OF MERGER

     Section 5.1 The obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction of the condition that immediately prior to the Effective Time of the Merger, Holdco shall have fully performed its obligations under Article 4 hereof.

                                   ARTICLE 6

                            TERMINATION AND AMENDMENT

     Section 6.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time of the Merger by action of the Board of Directors of Parent, the Board of Directors of Holdco or the Board of Directors of Merger Sub if such Board of Directors should determine that for any reason the completion of the transactions provided for herein would be inadvisable or not in the best interests of such corporation or its stockholders. In the event of such termination and abandonment, this Agreement shall become null and void and neither Parent, Holdco nor Merger Sub, nor their respective stockholders, directors or officers, shall have any liability as between and among them with respect to such termination and abandonment.

     Section 6.2 Amendment. Subject to the DGCL, this Agreement may be supplemented, amended or modified by the mutual consent of the Boards of Directors of the parties to this Agreement.

                                   ARTICLE 7

                                  MISCELLANEOUS

     Section 7.1    Miscellaneous Provisions.

          7.1.1 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          7.1.2 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          7.1.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to the principles of conflicts of law of such State.

          7.1.4 Severability. Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties hereto, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized on the date first above written.



                               PARAMOUNT FINANCIAL CORPORATION



                               By:               /s/ Glenn Nortman
                                       ------------------------------------
                                       Name:    Glenn Nortman
                                       Title:   Chief Executive Officer


                               5B TECHNOLOGIES CORPORATION



                               By:               /s/ Glenn Nortman
                                    ---------------------------------------
                                    Name:    Glenn Nortman
                                    Title:   Chief Executive Officer


                               PARAMOUNT MERGER CORPORATION



                               By:               /s/ Glenn Nortman
                                    ---------------------------------------
                                    Name:    Glenn Nortman
                                    Title:   President

         I, Glenn Nortman, Secretary of Paramount Financial Corporation, do hereby certify that the Board of Directors of Paramount Financial Corporation approved and adopted this Agreement at a meeting duly called for such purpose on February 10, 2000 pursuant to Section 251(g) of the Delaware General Corporation Law and the conditions specified in the first sentence of said Section 251(g) have been satisfied.



                                   /s/ Glenn Nortman
                             --------------------------------
                             Name:  Glenn Nortman
                             Title:    Secretary


     I, Glenn Nortman, Secretary of Paramount Merger Corporation, do hereby certify that this Agreement was duly adopted by the Board of Directors of Paramount Merger Corporation in accordance with Section 251 of the Delaware General Corporation Law and by the written consent of the sole stockholder of Paramount Merger Corporation in accordance with Section 228 of the Delaware General Corporation Law.



                                   /s/ Glenn Nortman
                             --------------------------------
                             Name:  Glenn Nortman
                             Title:    Secretary

                                                                       EXHIBIT A

                          CERTIFICATE OF INCORPORATION

                                       OF

                            PARAMOUNT OPERATIONS INC.


     FIRST:   The  name  of  the   corporation  is  Paramount   Operations  Inc.
(hereinafter referred to as the "Corporation").

     SECOND: The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares of common stock with a par value of $0.01 per share.

     FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (I) The election of directors need not be by written ballot, unless the By-laws so provide.

          (II) The Board of Directors shall have the power, without the consent or vote of the stockholders, to make, alter, amend, change or repeal the By-laws of the Corporation in accordance with Article IX of the By-laws.

     SIXTH: The Corporation shall indemnify and advance expenses to, to the fullest extent permitted by Section 145 of the General Corporation Law, as amended from time to time, each person who is or was a director or officer of the Corporation and the heirs, executors and administrators of such person. Any expenses (including attorneys' fees) incurred by each person who is or was a director or officer of the Corporation, and the heirs, executors and administrators of such person, in connection with defending any such proceeding in advance of its final disposition shall be paid by the Corporation; provided, however, that if the General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such indemnitee to repay all amounts so advanced, if it shall ultimately be determined that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.

     SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     EIGHTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     NINTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws, and all rights herein conferred upon stockholders, directors and officers are subject to this reserved power.

     TENTH: Any act or transaction by or involving the Corporation (other than the election or removal of directors of the Corporation) that requires for its adoption, under the General Corporation Law or this Certificate of Incorporation, the approval of the stockholders of the Corporation, shall also require, pursuant to Section 251(g) of the General Corporation Law, the approval of the stockholders of 5B Technologies Corporation (or any successor by merger) by the same vote as is required by the provisions of the General Corporation Law and/or by this Certificate of Incorporation.